EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Form 10-K of Titan Machinery Inc., of our report dated April 10, 2013, related to the consolidated financial statements, which appear in Titan Machinery Inc.'s Form 10-K for the year ended January 31, 2014.
We also consent to the incorporation by reference of the above referenced reports in the Registration Statement of Titan Machinery Inc. on Form S-8 (File No. 333-149426, effective February 28, 2008; and File No. 333-177982, effective November 15, 2011)
/s/ Eide Bailly LLP
Minneapolis, Minnesota
April 10, 2014